UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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MAGUIRE PROPERTIES, INC.

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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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333 South Grand Avenue, Suite 400
Los Angeles, California 90071

April 28, 2004

DEAR STOCKHOLDER:

          You are invited to attend the Annual Meeting of Stockholders of Maguire Properties, Inc. to be held on Thursday, June 3, 2004, at 8:00 A.M., local time, at the Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California.

          The purposes of this year’s meeting are to:

(i)	elect six directors;

(ii)	ratify the selection of the Company’s independent auditors; and

(iii)	transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice of Annual Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

          It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Sincerely,

Robert F. Maguire III	Richard I. Gilchrist
Chairman and Co-Chief Executive Officer	President and Co-Chief Executive Officer

MAGUIRE PROPERTIES, INC.

333 South Grand Avenue, Suite 400
Los Angeles, California 90071

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2004

TO THE STOCKHOLDERS OF MAGUIRE PROPERTIES, INC.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Maguire Properties, Inc., a Maryland corporation (the “Company”), will be held on Thursday, June 3, 2004, at 8:00 A.M., local time, at the Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California, for the following purposes:

•	to elect six directors to a one-year term of office expiring at the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	to ratify the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004; and

•	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

          The enclosed proxy card is solicited by our Board of Directors (the “Board”), which recommends that our stockholders vote FOR the election of the Board’s nominees named therein and FOR the ratification of the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

          STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

          The Board has fixed the close of business on April 23, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation, postponement or adjournment thereof.

By Order of Our Board of Directors

Mark T. Lammas
Secretary

Los Angeles, California
April 28, 2004

          PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION
ITEM 1 ELECTION OF DIRECTORS
ITEM 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
AUDIT MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
Appendix I: AUDIT COMMITTEE CHARTER

MAGUIRE PROPERTIES, INC.

333 South Grand Avenue, Suite 400
Los Angeles, California 90071

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

          The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Maguire Properties, Inc., a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 3, 2004, at 8:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 28, 2004 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at the Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California.

Who Can Vote

          You are entitled to vote if you were a stockholder of record of the Company’s common stock, par value $.01 per share (the “Common Stock”) as of the close of business on April 23, 2004. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

          At the close of business on April 23, 2004, 42,645,711 shares of Common Stock were outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

          If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in favor of the election of all of the director nominees and in favor of ratification of the selection of KPMG LLP as the independent auditors for the year ending December 31, 2004. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

          If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending to the Company’s Secretary at the Company’s principal executive office at 333 South Grand Avenue, Suite 400, Los Angeles, California 90071, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting of Shares

          Stockholders of record as of the close of business on April 23, 2004 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. You may vote by attending the Annual Meeting and voting in person. If you choose not to attend the Annual Meeting, you may still vote by marking, signing, dating and returning the enclosed proxy card in the envelope that we have provided.

          All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

          All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

          In order to be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal regarding the election of the directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of KPMG LLP as our independent auditors. For purposes of the vote on the ratification of the selection of KPMG LLP as our independent auditors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Solicitation of Proxies

          The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services. In addition, the Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies.

Attendance at the Annual Meeting

          In order to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of our Common Stock as of the close of business on April 23, 2004. To receive an admittance ticket, you will need to complete and return the postage-paid reply card attached to this Proxy Statement.

          NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/ OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

          The Company’s principal executive offices are located at 333 South Grand Avenue, Suite 400, Los Angeles, California 90071, our telephone number is (213) 626-3300 and our website is located at http://www.maguireproperties.com.1 References herein to the “Company” refer to Maguire Properties, Inc. and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 28, 2004.

1 Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

ITEM 1

ELECTION OF DIRECTORS

          Under the Company’s Charter and the Company’s Amended and Restated Bylaws (the “Bylaws”), each member of the Board serves for a one-year term and until his or her successor is duly elected and qualifies. Vacancies on the Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of term and until such director’s successor is elected and qualifies, or until such director’s earlier death, resignation or removal.

          Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the six nominees who receive the largest number of properly cast votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the six director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

          Mr. Robert F. Maguire III, Mr. Richard I. Gilchrist, Mr. Lawrence S. Kaplan, Ms. Caroline S. McBride, Ms. Andrea L. Van de Kamp and Mr. Walter L. Weisman are all of our nominees for election to the Board. Each such nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. The information below relating to the nominees for election as director and to each of the other directors whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals. Each of the nominees would serve until his or her successor is elected and qualifies, or until such director’s earlier death, resignation or removal. If elected at the Annual Meeting, Messrs. Maguire, Gilchrist, Kaplan and Weisman and Mses. McBride and Van de Kamp would each serve until the 2005 Annual Meeting.

Nominees for Election for a One-Year Term Expiring at the 2005 Annual Meeting

          The following table sets forth the name and age of the individuals who are our nominees for election as directors of the Company:

Name	Age
Robert F. Maguire III	69
Richard I. Gilchrist	58
Lawrence S. Kaplan	61
Caroline S. McBride	50
Andrea L. Van de Kamp	60
Walter L. Weisman	68

          The following is a biographical summary of the experience of the individuals who are our nominees for election as directors of the Company:

          Robert F. Maguire III has served as Chairman of the Board and as our Co-Chief Executive Officer since June 26, 2002. Mr. Maguire received his bachelor’s degree in political science from UCLA in 1961. Thereafter, he joined Security Pacific National Bank and progressed to vice-president, working with many of the country’s largest corporations and real estate developers. He established Maguire Partners in 1965 and initially specialized in industrial and housing projects and commenced commercial office building development in 1968. Mr. Maguire has directed the development of over 25 million square feet of institutional-quality projects nationally, usually with major tenants including Sempra Energy, IBM, Wells Fargo Bank, Bank of America, the Walt Disney Company, MGM, and Time Warner, among many others. Recognized for the architectural quality of its properties, Maguire Partners received numerous awards for design excellence. Under Mr. Maguire’s direction, the firm developed some of the most significant landmark projects in the country. These include the premier projects US Bank Tower, Gas Company Tower (see page 32 regarding the latter’s Chapter 11 reorganization in 1998), Wells Fargo Tower and KPMG Tower in Los Angeles, Pasadena’s Plaza Las Fuentes, the Glendale Center, Commerce Square in downtown Philadelphia, Pennsylvania and Solana in Dallas, Texas. Mr. Maguire is a trustee of St. John’s Hospital and a board member of the Los Angeles County Museum of Art and the Los Angeles Music Center.

          Richard I. Gilchrist has served on the Board and as our Co-Chief Executive Officer and President since November 10, 2002. Before joining us, Mr. Gilchrist was the Chief Executive Officer, President, and member of the board of directors of CommonWealth Atlantic Properties, a privately-held real estate investment trust (“REIT”), from 1997 to 2001. Prior to that time, Mr. Gilchrist was a founder, Co-Chairman, and Managing Partner of CommonWealth Partners, an adviser and venture partner with the California Public Employees Retirement System, from 1995 to 1997. Mr. Gilchrist was a Senior Partner and member of the Management Committee of Maguire Thomas Partners from 1983 to 1995. He began his professional career as an attorney in Los Angeles. Mr. Gilchrist was a member of the board of directors of the Fortress Group from 2000 to 2002 and is the Chairman of the board of trustees of Whittier College. Mr. Gilchrist holds a bachelor’s degree from Whittier College and a juris doctor degree from the UCLA School of Law.

          Lawrence S. Kaplan has served on the Board since May 14, 2003. Mr. Kaplan is a Certified Public Accountant and retired as a partner from Ernst & Young LLP in September of 2000 where he was the national director of that firm’s REIT Advisory Services group. Mr. Kaplan joined Ernst & Young LLP as a partner in 1995 and was actively involved in the formation of numerous publicly traded REITs while there. After his retirement, Mr. Kaplan was retained by Ernst & Young LLP as a consultant during 2000 and 2001. Mr. Kaplan has served on the board of governors of the National Association of Real Estate Investment Trusts and has been actively involved in REIT legislative and regulatory matters for over 20 years. Mr. Kaplan is a member of the board of directors of Highwoods Properties, Inc., a publicly-held REIT, where he serves as chairman of the Audit Committee. He is also a member of the board of directors of Endeavour Real Estate Securities Limited, a privately-held REIT.

Mr. Kaplan holds a bachelor of science degree from the University of Chicago and an MBA from Columbia University. Mr. Kaplan serves as one of our Independent Directors (as defined below under the heading “– Independent Directors”) and as Chair of our Audit Committee and as a member of our Compensation Committee.

          Caroline S. McBride has served on the Board since May 14, 2003. Ms. McBride is co-Founder, Chief Investment Officer and a Managing Director of Forum Partners Investment Management LLC, a real estate investment management firm that specializes in value-added indirect investments in North America and Europe. Prior to founding Forum Partners, Ms. McBride was a Managing Director at Security Capital Group where she provided investment and operating oversight for public and private real estate companies in which Security Capital Group had a significant ownership position. Prior to joining Security Capital Group in 1996, Ms. McBride was a Director of Private Market Investments for the IBM Retirement Fund, responsible for managing a $4 billion real estate and private equity portfolio. Previously, Ms. McBride was a Director of Finance, Investments and Asset Management for IBM’s corporate real estate division, where she was responsible for investments in and management of real estate joint ventures worldwide. She joined IBM in 1978. Ms. McBride serves on the board of managers of Dividend Capital Investments LLC. Ms. McBride served as a director on the board of directors of CarrAmerica Realty Corp., a publicly-held REIT, from 1996 until 2001, Storage USA, then a publicly-held REIT, from 1997 until 2002, Belmont Corp., from 1998 until 2002 and as a trustee on the board of trustees of CWS Communities Trust from 1997 until 2001. She also previously served on the board of directors of the Pension Real Estate Association and the Real Estate Research Institute. Ms. McBride holds a bachelor of arts degree from Middlebury College and an MBA from New York University. Ms. McBride serves as one of our Independent Directors and as a member of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

          Andrea L. Van de Kamp has served on the Board since April 23, 2003. Ms. Van de Kamp is Chairman of Sotheby’s west coast business activities and oversees its development. Ms. Van de Kamp is the Chairman Emeritus of the Performing Arts Center of Los Angeles County, which is the second largest performance arts center in the United States. Prior to joining Sotheby’s in 1989, Ms. Van de Kamp was president and CEO of the Independent Colleges of Southern California where she administered annual fundraising campaigns for fifteen independent colleges. Earlier in her career, she served as Director for Public Affairs for Carter Hawley Hale Stores; Director of Development of the Museum of Contemporary Art; Executive Director of the Southern California Coro Foundation; and Associate Director of Admissions for Dartmouth College. Ms. Van de Kamp currently serves as a director on the board of directors of City National Bank. She is also a Senior Vice President for Sotheby’s North America, and serves on its board of directors. Ms. Van de Kamp served on the board of directors of Jenny Craig, Inc. from August 1994 until May 2002 and The Walt Disney Company from December 1998 until March 2003. Ms. Van de Kamp is a graduate of Michigan State University and received a master’s degree from Teacher’s College of Columbia University. Ms. Van de Kamp serves as one of our Independent Directors and as Chair of our Compensation Committee and as a member of our Nominating and Corporate Governance Committee.

          Walter L. Weisman has served on the Board since April 23, 2003. Mr. Weisman is a past chairman and chief executive officer of American Medical International, Inc. (“AMI”). Mr. Weisman was admitted to the California bar in 1960, practiced law for several years, entered the health care field in 1969 and joined AMI in 1972. Mr. Weisman became Chief Operating Officer of AMI in 1976, president in 1978 and Chief Executive Officer in 1985. When Mr. Weisman left AMI in 1988, AMI was primarily a hospital management company which owned and operated acute care hospitals across the United States and in Europe, the Middle East, Latin America, Asia and Australia. At the time, AMI had over 50,000 employees and annual revenues of roughly $4 billion. Since 1988, Mr. Weisman has been involved in private investments and volunteer activities. He is presently Vice Chairman of the Board of Trustees of the California Institute of Technology and a Member of the Institute’s oversight committee for the Jet Propulsion Laboratory. Mr. Weisman is Chairman of the Board of Trustees of the Los Angeles County Museum of Art and Chairman of the Board of Trustees of the Sundance Institute. He is also a trustee of the Public Broadcasting Service (PBS) and a trustee of the Kress Foundation. Mr. Weisman is a director of Occidental Petroleum Corporation (Los Angeles), Fresenius Medical Care (Frankfurt, Germany), and Community Care Health Network, Inc. (New York City). Mr. Weisman holds a bachelors degree from Stanford University and a juris doctor degree from Stanford Law School. Mr. Weisman serves as one of our Independent Directors and as Chair of our Nominating and Corporate Governance Committee and as a member of our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. MAGUIRE, GILCHRIST, KAPLAN AND WEISMAN AND MSES. MCBRIDE AND VAN DE KAMP TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2005 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY.

Board Governance Documents

          The Board maintains charters for all committees. In addition, the Board has adopted a written set of corporate governance principles and a code of business conduct and ethics that generally formalize practices already in place at the Company. To view our committee charters, corporate governance principles and code of business conduct and ethics, please visit our website at http://www.maguireproperties.com. Each of such documents are also available in print to any stockholder who sends a written request to such effect to Mark T. Lammas, Senior Vice President, General Counsel and Secretary, Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071.

Independent Directors

          New York Stock Exchange (“NYSE”) listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company’s director independence: (i) a director who is an employee, or whose immediate family member is an executive officer, of such company is not independent until three years after the end of such employment relationship; (ii) a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from such company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation; (iii) a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of such company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship; (iv) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company’s present executives serve on the other company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and (v) a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold. The Board by resolution adopted such standards as the Company’s standards for independence of Board members, and has affirmatively determined that that all nominees for election to the Board at the 2004 Annual Meeting are independent under such standards (“Independent Directors”), except for Messrs. Maguire and Gilchrist.

          With respect to Ms. Van de Kamp, the Board considered the fact that Ms. Van de Kamp is the Chairman Emeritus of the Performing Arts Center of Los Angeles County (“the Performing Arts Center”), a charitable performing arts center comprised of four performance companies and four venues, including the Walt Disney Concert Hall, and that Mr. Maguire has expressed the intent to donate to the Performing Arts Center for the Walt Disney Concert Hall up to $967,500, payable upon the sale of units of limited partnership to be transferred to the Performing Arts Center by Mr. Maguire or a related entity (the “Donation”). NYSE listing standards require a Board, when considering the materiality of a director’s relationship to a listed company, to take into account organizations with which such director has an affiliation. Such standards further require that in cases in which a director of a listed company is an executive officer of a charitable organization and, within the preceding three years, contributions by the listed company to such charitable organization exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues, in any single fiscal year, the director is not “independent” until three years after falling below such threshold. In noting, among other factors, that (a) Mr. Maguire, and not the Company, intends to make the Donation to the Performing Arts Center, (b) the Donation falls below the above-mentioned threshold, as it is less than $1 million, (c) as Chairman Emeritus, Ms. Van de Kamp no longer holds an active position with the Performing Arts Center and (d) although Mr. Maguire may make future charitable donations to the Performing Arts Center or other charitable organizations with which Ms. Van de Kamp is involved or associated, he has advised the Board that he has no present intention to do so, the Board determined that Ms. Van de Kamp is an Independent Director.

Board Meetings

          The Board held five meetings and the Independent Directors met in executive session once during the year ended December 31, 2003. Walter L. Weisman has been selected to preside over such executive sessions. The number of meetings for each Board committee is set forth below under the heading “– Board Committees.” During the year ended December 31, 2003, all of the directors attended at least 75% of the total number of meetings of the Board and of the committees on which they served. The Board expects all directors to attend each Annual Meeting barring unforeseen circumstances or unresolvable conflicts. Our first Annual Meeting will be held on June 3, 2004.

Board Committees

                  Audit Committee

          The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The function of the Audit Committee is to help ensure the integrity of our financial statements, the qualifications and independence of our independent auditor and the performance of our internal audit function and independent auditors. The Audit Committee is to select, assist and meet with the independent auditor, oversee each annual audit and quarterly review, establish and maintain our internal audit controls and prepare the report that federal securities laws require be included in our annual Proxy Statement. The Audit Committee carries out its responsibilities in accordance with the terms of our Audit Committee Charter, which is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “– Board Governance Documents.” Mr. Kaplan is Chair and Ms. McBride and Mr. Weisman are members of the Audit Committee, all of whom are Independent Directors. The Board has determined that Mr. Kaplan is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). The Audit Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication. During the year ended December 31, 2003, the Audit Committee met three times. Information regarding the specific functions performed by the Audit Committee is set forth below in “Audit Matters – Audit Committee Report.”

                  Compensation Committee

          The Compensation Committee establishes, reviews, modifies and approves the compensation and benefits of our executive officers, administers our Amended and Restated 2003 Incentive Award Plan and any other incentive programs and produces an annual report on executive compensation for inclusion in our Proxy Statement. Our Compensation Committee Charter is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “– Board Governance Documents.” Ms. Van de Kamp is Chair and Ms. McBride and

Mr. Kaplan are members of the Compensation Committee. During the year ended December 31, 2003, the Compensation Committee met two times. Information regarding the specific functions performed by the Compensation Committee is set forth below in “– Compensation Committee Report on Executive Compensation.”

                  Nominating and Corporate Governance Committee

          The Company has a standing Nominating and Corporate Governance Committee, whose function is to develop and recommend to the Board a set of corporate governance principles, adopt a code of ethics, adopt policies with respect to conflicts of interest, monitor our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE, establish criteria for prospective members of the Board, conduct candidate searches and interviews, oversee and evaluate the Board and management, evaluate from time to time the appropriate size and composition of the Board and recommend, as appropriate, increases, decreases and changes in the composition of the Board and formally propose the slate of directors to be elected at each Annual Meeting of our stockholders. Our Nominating and Governance Committee Charter is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “– Board Governance Documents.” Mr. Weisman is chair and Ms. McBride and Ms. Van de Kamp are members of the Nominating and Corporate Governance Committee and are all Independent Directors. During the year ended December 31, 2003, the Nominating and Corporate Governance Committee met once. Further information regarding the Nominating and Corporate Governance Committee is set forth below in “– Qualifications of Director Nominees” and “– Nominating and Corporate Governance Committee’s Process for Considering Director Nominees.”

Qualifications of Director Nominees

          The Nominating and Corporate Governance Committee has not set forth minimum qualifications for Board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

(i)	experience in corporate governance, such as an officer or former officer of a publicly held company;

(ii)	experience in the Company’s industry;

(iii)	experience as a board member of another publicly held company; and

(iv)	academic expertise in an area of the Company’s operations.

Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

          The Nominating and Corporate Governance Committee shall, at least annually, evaluate the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term. At an appropriate time prior to each Annual Meeting at which directors are to be elected or reelected, the Nominating and Corporate Governance Committee shall recommend to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

          At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee shall recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “– Qualifications of Director Nominees.”

          The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected (for example, pursuant to rights contained in Articles Supplementary designating a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or election of such directors shall be governed by such requirements. Additionally, recommendations received by stockholders will be considered and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee.

Manner by which Stockholders May Recommend Director Candidates

          The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders of the Company. All recommendations must be directed to Walter L. Weisman, Chair of the Nominating and Corporate Governance Committee, c/o Mark T. Lammas, Senior Vice President, General Counsel and Secretary, Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071. Recommendations for director nominees to be considered at the 2005 Annual Meeting must be received in writing not later than December 29, 2004. Each stockholder recommending a person as a director candidate must provide the Company with the following information for the Committee to determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•	If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•	If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending stockholder or any member of the recommending stockholder group or has been at any time during the current or preceding calendar year;

•	Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory, or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates during the current or preceding calendar year;

•	Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

          The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an Independent Director, and (iii) satisfies the standards for our directors set forth above in “– Qualifications of Director Nominees.” In addition, the recommending stockholder must include the consent of the recommended director candidate in the information provided to the Company and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, board membership, would violate controlling state law or federal law.

Stockholder Communications with the Board

          Stockholders may send correspondence directed to the Board c/o Mark T. Lammas, Senior Vice President, General Counsel and Secretary, Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071. Mr. Lammas will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Lammas will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Lammas will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate. Correspondence intended for our Independent Directors as a group should be addressed to the Company at the address above, Attention: Independent Directors.

Compensation of Directors

          Each of our directors who is not an employee of the Company or our subsidiaries will receive an annual fee of $35,000 for services as a director for the period from the date of his or her respective initial election to the Board until the first anniversary of our IPO, June 27, 2004. For such period, directors who serve on the Audit, Nominating and Corporate Governance and/or Compensation Committees will receive a fee of $2,500 for each meeting attended. Commencing on the first anniversary of our IPO, each of our directors who is not an employee of the Company or our subsidiaries will receive an annual fee of $60,000 for services as a director. No additional fee will be paid for attendance at Board committee meetings.

          Directors who are employees of the Company or our subsidiaries do not receive compensation for their services as directors.

          Our Amended and Restated 2003 Incentive Award Plan provides for formula grants of stock options to non-employee directors on and after the consummation of our IPO. On June 27, 2003, each non-employee director received an option to purchase 7,500 shares of our Common Stock at an exercise price of $19.00 per share. Thereafter, on the date of each Annual Meeting at which the non-employee director is reelected to the Board, such non-employee director will receive an option to purchase 5,000 shares of our Common Stock at an exercise price equal to 100% of the fair market value of our Common Stock on the date of grant. Similarly, each non-employee director who is initially elected to the Board after our IPO will receive an option to purchase 7,500 shares of our Common Stock on the date of such initial election and an option to purchase 5,000 shares of our Common Stock on the date of each Annual Meeting at which the non-employee director is reelected to the Board. The exercise price will be equal to 100% of the fair market value of our Common Stock on the date of grant. The options granted to non-employee directors will be exercisable in three equal annual installments beginning on the first anniversary of the date of the grant of the option.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          The Audit Committee of the Board has selected KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

          Stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

          The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of KPMG LLP as our independent auditors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2004.

PRINCIPAL STOCKHOLDERS

          The following table sets forth as of April 27, 2004 the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership (“Units”) in Maguire Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), of which we are the sole general partner, are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding Common Stock, (ii) directors and the executive officers, and (iii) directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person will hold shares of Common Stock as opposed to Units is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is c/o Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071.

			Percent of
	Number of Common	Percent of	All Common
	Shares and Units	All Common	Shares
Name of Beneficial Owner	Beneficially Owned	Shares(1)	and Units(2)

Robert F. Maguire III(3)	10,250,024	19.4%	19.1%
Cohen & Steers Capital Management Inc.(4)	5,895,290	13.8%	11.0%
Clarion CRA Securities, LP(5)	3,646,820	8.6%	6.8%
Neuberger Berman, Inc.(6)	3,527,095	8.3%	6.6%
Richard I. Gilchrist(7)	513,158	1.2%	1.0%
Dallas E. Lucas(8)	52,632	*	*
John A. Morales(9)(10)	26,316	*	*
Mark T. Lammas(11)	13,158	*	*
Andrea L. Van de Kamp(12)	2,500	*	*
Walter L. Weisman(12)	2,500	*	*
Caroline S. McBride(12)	2,500	*	*
Lawrence S. Kaplan(12)	2,500	*	*

All directors and executive officers as a group of (9 persons)	10,812,656	20.4%	20.2%

*	Less than 1.0 percent.

(1)	Amounts for individuals assume that all Units and vested options held by the person are exchanged or exercised for shares of our Common Stock, and amounts for all directors and officers as a group assume all Units and vested options held by them are exchanged or exercised for shares of our Common Stock. The total number of shares of Common Stock outstanding used in calculating this percentage assumes that none of the Units and vested options held by other persons are exchanged or exercised for shares of our Common Stock.

(2)	Based on a total of 53,645,109 shares of Common Stock and Units outstanding, comprised of 42,645,711 shares of Common Stock and 10,999,398 Units which may be exchanged for cash or shares of Common Stock under certain circumstances.

(3)	Includes 52,632 Units that are held by Master Investments, LLC, an entity in which Messrs. Maguire, Gilchrist and others have shared voting and investment power, of which Units Mr. Maguire disclaims beneficial ownership in the 45% of such Units in which he has no pecuniary interest. In addition, Mr. Maguire has pledged 1,578,947 Units to an affiliate of Citigroup Global Markets Inc. as additional credit support for loans associated with one of certain properties owned and controlled by Mr. Maguire and not contributed to us in connection with our IPO (the “Excluded Properties”) and an additional 2,040,039 Units to Wachovia Bank, N.A., as credit support on a personal line of credit. Mr. Maguire and entities controlled by him have also pledged 1,052,632 Units to the Operating Partnership in order to secure their indemnity obligations under their contribution agreements.

(4)	Based on information provided by Cohen & Steers Capital Management, Inc. in Schedule 13G/ A filed with the SEC on February 17, 2004. Cohen & Steers Capital Management, Inc.’s address is 757 Third Avenue, New York, New York 10017.

(5)	Based on information provided by Clarion CRA Real Estate Securities, L.P. in Schedule 13G filed with the SEC on February 27, 2004. Clarion CRA Real Estate Securities L.P.’s address is 259 North Radnor, Chester Road, Suite 205, Radnor, Pennsylvania 19087.

(6)	Based on information provided by Neuberger Berman, Inc. in Schedule 13G filed with the SEC on February 9, 2004. Neuberger Berman Inc.’s address is 605 Third Avenue, New York, New York 10158.

(7)	Represents 460,526 shares of restricted Common Stock and 52,632 Units. All Units are held by Master Investments, LLC, of which Units Mr. Gilchrist disclaims beneficial ownership in the 90% of such Units in which he has no pecuniary interest.

(8)	Represents 52,632 shares of restricted Common Stock. Does not include an option to acquire 500,000 shares that is not exercisable until June 27, 2006.

(9)	Represents 26,316 shares of restricted Common Stock. Does not include shares of restricted Common Stock with a value of $2.0 million that we have committed to grant to him no later than June 27, 2004.

(10)	On April 26, 2004, we sent written notice to Mr. Morales of the termination of his employment with the Company without “cause” (as defined in his employment agreement with us). Pursuant to his employment agreement, the termination is effective 30 days from such notice.

(11)	Represents 13,158 shares of restricted Common Stock. Does not include shares of restricted Common Stock with a value of $2.0 million that we have committed to grant to him no later than June 27, 2004.

(12)	Represents 2,500 shares of Common Stock issuable pursuant to an option to acquire 7,500 shares that becomes exercisable in three equal annual installments beginning on June 27, 2004. The remaining 5,000 shares issuable pursuant to the option are not reflected as the option with respect to them is not exercisable within 60 days.

EXECUTIVE COMPENSATION

          Because we were only recently organized, meaningful individual compensation information is not available for periods prior to June 27, 2003. The following table sets forth the annual base salary, bonus and other compensation paid in 2003 to our Co-Chief Executive Officers and our three other most highly compensated executive officers. Pursuant to their respective employment agreements, Messrs. Gilchrist, Morales and Lammas received $1.25 million, $500,000 and $250,000, respectively, set forth under “Other Annual Compensation” in the table below in the form of a lump-sum cash payment in connection with the consummation of our initial public offering (our “IPO”) on June 27, 2003. Pursuant to Mr. Lucas’ employment agreement, on July 1, 2003 he received the $100,000 set forth under “Other Annual Compensation” in the table below, which represents the first installment of his signing bonus. Pursuant to their respective employment agreements and our 2003 incentive award plan, Messrs. Gilchrist, Lucas, Morales and Lammas received shares of restricted Common Stock as set forth under “Restricted Common Stock Awards” in the table below, and Mr. Lucas received a non-qualified stock option to purchase the shares of Common Stock set forth under “Securities Underlying Options” in the table below, in each case on the terms set forth under “– Employment Agreements.” Under Mr. Gilchrist’s employment agreement, he receives a full tax gross-up with respect to the vesting of the first $2.5 million of his restricted Common Stock grant as set forth under “All Other Compensation” in the table below and further described in “– Employment Agreements.” Under Mr. Lucas’ employment agreement, he receives a full tax gross-up with respect to the vesting of his $1.0 million restricted Common Stock grant paid over the period during which his restricted Common Stock vests and we reimbursed him for certain costs and expenses in connection with his relocation to Los Angeles totaling approximately $378,000. These amounts paid to Mr. Lucas are included under “All Other Compensation” in the table below and further described in “– Employment Agreements.”

Summary Compensation Table

		Annual Compensation				Long-Term Compensation

							Securities
		Base			Other Annual	Restricted Common	Underlying	All Other
	Year	Salary($)(1)	Bonus($)		Compensation($)	Stock Awards($)	Options(#)	Compensation($)
Name and Principal Position
Robert F. Maguire III	2003	75,000	–		–	–	–	–
Chairman and Co-Chief Executive Officer

Richard I. Gilchrist	2003	225,000	–	(2)	1,250,000	8,750,000	–	2,500,000
Co-Chief Executive Officer and President

Dallas E. Lucas	2003	201,795	–	(3)	100,000	1,000,000	500,000	1,378,000
Executive Vice President and Chief Financial Officer

John A. Morales	2003	138,734	203,125		500,000	500,000	–	–
Senior Vice President, Leasing(4)

Mark T. Lammas	2003	126,121	225,000		250,000	250,000	–	–
Senior Vice President, General Counsel and Secretary

(1)	Amounts given are actual amounts paid during the period from the consummation of our IPO on June 27, 2003 to December 31, 2003. Based on employment agreements that became effective June 27, 2003, as amended, Mr. Maguire’s annual base salary is $150,000, Mr. Gilchrist’s is $450,000, Mr. Morales’ is $275,000 and Mr. Lammas’ is $250,000 through December 31, 2003, and $275,000 effective January 1, 2004. See “– Employment Agreements.”

(2)	Mr. Gilchrist received no bonus for the period from June 27, 2003 to December 31, 2003. However, pursuant to his employment agreement with us, Mr. Gilchrist will receive a bonus on June 27, 2004, the first anniversary of our IPO, for a minimum of 100% of his base salary and a maximum of 200% of his base salary. See “– Employment Agreements.”

(3)	Mr. Lucas received no bonus from the Company for the period from June 27, 2003 to December 31, 2003. However, pursuant to his employment agreement with us, Mr. Lucas will receive a bonus on June 27, 2004, the first anniversary of our IPO, for a minimum of 100% of his base salary and a maximum of 150% of his base salary. See “– Employment Agreements.” In addition, on June 27, 2003, Mr. Lucas received a previously accrued bonus of $400,000 under an employment agreement obligation of the Maguire Organization for his service for the period from the date of his hiring by the Maguire Organization, July 1, 2002, until June 26, 2003, which obligation we assumed in connection with our IPO.

(4)	On April 26, 2004, we sent written notice to Mr. Morales of the termination of his employment with the Company without “cause” (as defined in his employment agreement with us). Pursuant to his employment agreement, the termination is effective 30 days from such notice.

       Aggregate compensation paid to key employees who are not named executive officers may exceed that paid to the named executive officers, particularly for employees responsible for development matters whose bonus compensation may include incentive compensation based on project completion.

Option Grants in 2003

Potential Realizable
Value at Assumed
		Percent of			Annual Rates of Share
	Number of	Total			Price Appreciation for
	Securities	Options	Exercise		Option Term
	Underlying	Granted to	Price per
	Options to be	Employees	Common	Expiration
	Granted(#)	in 2003	Share	Date	5%	10%
Name
Robert F. Maguire III	–	–	–	–	–	–
Richard I. Gilchrist	–	–	–	–	–	–
Dallas E. Lucas	500,000 (1)	100%	$19	06/27/13	$5,974,499	$15,140,553
John A. Morales(2)	–	–	–	–	–	–
Mark T. Lammas	–	–	–	–	–	–

(1)	Subject to Mr. Lucas’ continued employment, the option will become exercisable on June 27, 2006.

(2)	On April 26, 2004, we sent written notice to Mr. Morales of the termination of his employment with the Company without “cause” (as defined in his employment agreement with us). Pursuant to his employment agreement, the termination is effective 30 days from such notice.

       The following table sets for the certain information concerning options exercised by the named Executive Officers during the year ended December 31, 2003, and exercised and unexercised options held by the Executive Officers at December 31, 2003.

Aggregate Option Exercises in 2003 and Year-End 2003 Option Values

			Number of Securities Underlying		Value of Securities Underlying
			Unexercised Options at		Unexercised Options at
	Shares		December 31, 2003		December 31, 2003(1)
	Acquired on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name
Dallas E. Lucas	–	–	–	500,000	–	$2,650,000

(1)	Based on the closing price of $24.30 per share of Common Stock on December 31, 2003 as reported by the NYSE.

Employment Agreements

          We have entered into employment agreements effective as of June 27, 2003 with Messrs. Maguire, Gilchrist and Lucas. The employment agreements provide for Mr. Maguire to serve as our Co-Chief Executive Officer, Mr. Gilchrist to serve as our Co-Chief Executive Officer and President, and Mr. Lucas to serve as our Executive Vice President and Chief Financial Officer. These employment agreements require Messrs. Maguire, Gilchrist and Lucas, as applicable, to devote substantially full-time attention and time to our affairs, but also permit them to devote time to their outside business interests consistent with past practice.

          The employment agreements with Messrs. Maguire and Gilchrist have a term of five years and the employment agreement with Mr. Lucas has a three-year term. Each employment agreement provides for automatic one-year extensions thereafter, unless either party provides at least 60 days’ notice of nonrenewal.

          The employment agreements provide for:

•	an annual base salary of $150,000 for Mr. Maguire, $450,000 for Mr. Gilchrist and $400,000 for Mr. Lucas, subject to increase in accordance with our normal executive compensation practices;

•	eligibility for annual cash performance bonuses under our incentive bonus plans based on the satisfaction of performance goals established in accordance with the terms of such plans;

•	in the case of Mr. Gilchrist a lump-sum cash payment of $1,250,000 that was paid on June 27, 2003, which was intended to mitigate tax obligations associated with the vesting of restricted Common Stock;

•	participation in other incentive, savings and retirement plans applicable generally to our senior executives; and

•	medical and other group welfare plan coverage and fringe benefits provided to our senior executives.

          Mr. Gilchrist’s annual bonus will range from 50% to 200% of his base salary, with a target of 100%, and will be at least 100% of his base salary for the first two years of his employment term. Mr. Lucas’ annual bonus will range from 50% to 150% of his base salary, with a target of 100%, and will be at least 100% of his base salary for the first year of his employment term. These bonus provisions will apply until the earliest to occur of:

•	the first material modification of the applicable bonus plan (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	the expiration of such bonus plan;

•	the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the 2006 calendar year; or

•	such other date required by Section 162(m) of the Code.

          In addition, upon the consummation of our IPO, Mr. Gilchrist and Mr. Lucas were granted 460,526 shares and 52,632 shares of restricted Common Stock, respectively, at a purchase price equal to the par value per share. Mr. Gilchrist also received a full tax gross-up of approximately $2.5 million relating to the vesting of the first 131,579 shares of his restricted Common Stock grant. Mr. Lucas also receives a full tax gross-up of approximately $1.0 million relating to his restricted Common Stock grant paid over the period during which his restricted Common Stock vests. 197,368 shares of Mr. Gilchrist’s restricted Common Stock vested on June 27, 2003, and 52,632 shares will vest on each of the first five anniversaries of such date. Mr. Lucas’ restricted Common Stock will vest in cumulative equal annual installments on June 27, 2004, 2005 and 2006.

          Pursuant to Mr. Lucas’ employment agreement, he also received a non-qualified stock option to purchase 500,000 shares of our Common Stock upon consummation of our IPO at an exercise price per share equal to $19.00 per share. Mr. Lucas’ stock option will vest in full on June 27, 2006.

          Under Mr. Lucas’ employment agreement, Mr. Lucas is also entitled to a signing bonus of $200,000, payable in two equal installments of $100,000, one of which was paid on July 1, 2003 and the other of which is payable on July 1, 2004. Mr. Lucas was also reimbursed $378,000 by us for certain costs and expenses in connection with his relocation to Los Angeles.

          The employment agreements provide that, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason” prior to a “change in control” (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash payment equal to 200% (150% in the case of Mr. Lucas) of the sum of his then current annual base salary plus average bonus over the prior three years;

•	his prorated annual bonus for the year in which the termination occurs;

•	in the case of Mr. Lucas, any unpaid portion of his signing bonus;

•	health benefits for two years (18 months in the case of Mr. Lucas) following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer; and

•	outplacement services at our expense.

          Under the employment agreements, we have agreed to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the gross-up payment. Each of Messrs. Maguire, Gilchrist and Lucas will also be entitled to a full tax gross-up relating to any additional social security withholding resulting from his simultaneous employment by us, the Operating Partnership and Maguire Properties Services, Inc., a Maryland corporation (the “Services Company”), a wholly owned subsidiary of the Operating Partnership.

          Each employment agreement provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason within two years (one year in the case of Mr. Lucas) after a “change in control” (as defined in the applicable employment agreement) or, in the case of Mr. Maguire or Mr. Gilchrist, by the executive for any reason within 30 days after the one-year anniversary of the change of control, then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason, except that the lump-sum cash severance payment multiple will be 300% in the case of Messrs. Maguire and Gilchrist and 200% in the case of Mr. Lucas. The period during which the executive will be entitled to continued health insurance coverage will be increased accordingly. In addition, all stock options held by the executive will become fully exercisable and all restricted Common Stock held by such executive will become fully vested.

          Each employment agreement also provides that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability.

          The employment agreements also contain standard confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of the employment agreements and for a two-year period thereafter (one year in the case of Mr. Lucas).

          We have also entered into employment agreements with Messrs. Morales and Lammas. The employment agreements provide for Mr. Morales to serve as our Senior Vice President, Leasing and Mr. Lammas to serve as our Senior Vice President, General Counsel and Secretary.

          The employment agreements with Messrs. Morales and Lammas provide that their employment with us is “at-will” and may be terminated by either the executive or us upon at least 30 days advance written notice, subject to certain obligations by us to provide certain payments and benefits upon certain types of terminations, as more fully described below. On April 26, 2004, we sent written notice to Mr. Morales of the termination of his employment with the Company without “cause” (as defined in his employment agreement). Pursuant to the above-mentioned notice provision, the termination is effective 30 days from such notice.

          The employment agreements provide for:

•	an annual base salary of $275,000 for Mr. Morales and $250,000 through December 31, 2003 and $275,000 effective January 1, 2004 for Mr. Lammas, subject to increase in accordance with our normal executive compensation practices;

•	eligibility for annual cash performance bonuses under our incentive bonus plan based on the satisfaction of performance goals established in accordance with the terms of such plan;

•	an additional lump-sum cash payment of $500,000 for Mr. Morales and $250,000 for Mr. Lammas, each of which was paid in July 2003;

•	participation in other incentive, savings and retirement plans applicable generally to similarly situated executives; and

•	medical and other group welfare plan coverage and fringe benefits provided to similarly situated executives.

          Mr. Morales’ target annual bonus will initially be 60% of his base salary and his maximum annual bonus will initially be 90% of his base salary. Mr. Lammas’ target annual bonus will initially be 50% of his base salary and his maximum annual bonus will initially be 100% of his base salary.

          In addition, on June 27, 2003, pursuant to these employment agreements we granted Messrs. Morales and Lammas 26,316 shares and 13,158 shares of fully vested restricted Common Stock, respectively. In addition, provided that Mr. Lammas’ employment has not terminated, we will, upon the earlier to occur of (i) the date on which we make our annual grants to similarly situated executives under our incentive award plan for 2004 or (ii) June 27, 2004, grant Mr. Lammas $2,000,000 worth of restricted Common Stock (valued at the fair market value, as determined under our incentive award plan, as of the date of grant). 20% of Mr. Lammas’ shares will vest on the date of grant and, subject to Mr. Lammas’ continued employment, an additional 20% of such shares will vest on each of the first, second, third and fourth anniversaries of the date of grant.

          The employment agreements also provide that each executive is entitled to a full tax gross-up relating to any additional social security withholding resulting from his simultaneous employment by us, the Operating Partnership and the Services Company.

          The employment agreements provide that, if Mr. Morales’ or Mr. Lammas’ employment is terminated by us without “cause” (as defined in the employment agreements), then, subject to the executive’s execution and non-revocation of a general release of claims, the executive will be entitled to receive a lump-sum cash severance payment consisting of:

•	100% of his then-current annual base salary, plus

•	in the case of Mr. Morales, 100% of his target annual bonus (assuming that he had remained employed) for the year in which the termination of employment occurs, plus

•	in the case of Mr. Lammas, 100% of his maximum annual bonus (assuming that he had remained employed) for the year in which the termination of employment occurs, plus

•	in the event such termination occurs prior to June 27, 2004, $500,000 for Mr. Morales and $300,000 for Mr. Lammas.

          On April 26, 2004, we sent written notice to Mr. Morales of the termination of his employment with the Company without cause (as defined in his employment agreement with us). Pursuant to his employment agreement, the termination is effective 30 days from such notice.

          In the event Mr. Lammas is terminated by us without cause at any point, the above-mentioned $2,000,000 restricted Common Stock award granted to him will vest immediately.

          The employment agreements also contain standard confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of the employment agreements and for a one-year period thereafter.

          The following table provides information as of December 31, 2003 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Equity Compensation Plan Information

Number of Shares of Common
Stock remaining available for
	Number of Shares of Common	Weighted-Average	future issuance under Equity
	Stock to be issued upon	Exercise Price of	Compensation Plans
	exercise of Outstanding	Outstanding	(Excluding Shares Reflected in
	Options (a)	Options (b)	Column (a)) (c) (1)

Plan Category
Equity Compensation plans approved by stockholders	530,000	$19.00	3,627,650
Equity Compensation plans not approved by stockholders	N/A	N/A	N/A

(1)	Includes shares available for future restricted stock grants.

Compensation Committee Interlocks and Insider Participation

          There are no Compensation Committee interlocks and none of our employees participates on the Compensation Committee.

Compensation Committee Report on Executive Compensation*

          The Compensation Committee of our Board of Directors is currently composed of three Independent Directors: Andrea L. Van de Kamp (Chairperson), Caroline S. McBride and

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Lawrence S. Kaplan. The Compensation Committee has overall responsibility for our executive compensation policies and practices, including:

•	Developing, administering, and monitoring the Company’s executive compensation programs;

•	Determining the compensation of our Co-Chief Executive Officers, subject to their existing employment agreements;

•	Overseeing all other executive officers’ compensation; and

•	Reviewing and approving all compensation plans affecting the executive officers and management of the Company.

          From time to time, the Compensation Committee may retain compensation and other management consultants to assist with, among other things, structuring our various compensation programs and determining appropriate levels of salary, bonus and other awards payable to our executive officers, as well as to guide us in the development of near-term individual performance objectives necessary to achieve long-term profitability.

          Compensation Philosophy and Policies. The objective of our executive compensation program is to attract, retain and motivate talented executives who can help the Company maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to encourage high performance, promote accountability and ensure that the interests of executives are aligned with the interests of the Company’s stockholders by linking a portion of executive compensation directly to increases in stockholder value. We seek to provide total compensation to our executive officers that is comparable to total compensation paid by REITs similar to us.

          There are two primary types of compensation provided to our executive officers:

•	Annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions, annual performance bonuses intended to link the executive officers’ compensation to our performance as well as the performance of the individual executive officer.

•	Long-term compensation, which includes restricted stock, stock options and other equity based compensation intended to encourage actions to maximize stockholder value.

          Annual Base Salary. The base salary for each of our named executive officers is provided for in the employment agreement between the Company and such officer, as described in detail above in the section entitled “– Employment Agreements.” Each of Messrs. Maguire, Gilchrist and Lucas’ employment agreement provides that such officer’s base salary will be reviewed no less frequently than annually for possible increase in the Board’s discretion, and each of Messrs. Morales and Lammas’ employment agreement provides that such officer’s base salary may be subject to increase pursuant to the Company’s policies as in effect from time to time. As described above in the section entitled “– Employment Agreements,” on April 26, 2004, we sent notice to Mr. Morales of the termination of his employment with the Company. Salary levels of executive officers are generally established after a review of data for executives in similar positions in comparable REITs and other real estate companies. When reviewing individual base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, and competitive pay practices. These factors vary from individual to individual and other subjective features are also considered such as the individual’s experience.

          Annual Incentive Bonuses. Annual incentives are provided in the form of cash bonuses to be paid if certain performance objectives are achieved. Except with respect to Mr. Maguire, each named executive officer’s employment agreement provides for an annual bonus within a range based on a percentage of the executive’s base salary, as described in detail above in the section entitled “– Employment Agreements.” The bonus range in each executive’s employment agreement is intended to provide guidance for such executive’s annual bonus. However, bonuses are ultimately discretionary except as provided in the employment agreements discussed above, and are subject to final determinations based upon the Compensation Committee’s evaluation of each executive’s performance. For 2003, Mr. Maguire received no annual bonus. Mr. Gilchrist and Mr. Lucas did not receive an annual bonus as of December 31, 2003, but according to their respective employments agreements, they are entitled to receive a bonus as of June 27, 2004 for their prior year of employment, including the period from June 27, 2003 through December 31, 2003. In the case of Mr. Gilchrist, such bonus shall range between 100% and 200% and in the case of Mr. Lucas shall range between 100% and 150% of their respective annual base salaries, subject, within such ranges, to final determination by the Compensation Committee in light of their performance and the performance of the Company. Mr. Morales received an annual bonus of $203,125 and Mr. Lammas received an annual bonus of $225,000. Approximately 50% of their respective bonuses corresponded to half of their prior year (2002) bonuses, since they continued to work for the Company’s predecessor until June 27, 2003, and the remaining amount of their respective 2003 bonuses were determined within a range based on a percentage of their base salaries, but prorated for the period from June 27, 2003 through December 31, 2003. In the case of Mr. Morales, the second component of his bonus was determined based on the mid-point of his bonus range, and in the case of Mr. Lammas was determined at the high point of his bonus range, in each instance based on the Compensation Committee’s determination of their performances.

          Long-Term Incentive Compensation. The Compensation Committee recognized that while the bonus programs provide awards for positive short-term and mid-term performance, equity participation creates a vital long-term partnership between executive officers and stockholders. Long-term incentives are provided to executives either through restricted stock grants or through the grant of stock options or other awards pursuant to our Amended and Restated 2003 Incentive Award Plan which is administered by the Compensation Committee. The Compensation Committee has the discretion to determine those individuals to whom options or awards will be granted and to determine the terms and provisions of awards, including the exercise or purchase price, expiration date, vesting schedule, and terms of exercise, subject to the provisions of the Amended and Restated 2003 Incentive Award Plan. The exercise price of nonqualified stock options and incentive stock options must be at least

85% and 100%, respectively, of the fair market value of our common stock on the date of grant. Grants of restricted shares of our common stock have a purchase price of no less than the par value of our common stock. In 2003, the Compensation Committee granted options to purchase an aggregate of 500,000 shares of our common stock and rights to purchase 552,632 shares of restricted stock to our executive officers.

          2003 Co-Chief Executive Officer Compensation. For the fiscal year ended December 31, 2003, Mr. Maguire’s base salary was $150,000 per year, commencing as of June 27, 2003, and Mr. Gilchrist’s base salary was $450,000 per year, commencing as of June 27, 2003. No annual bonus was awarded to Mr. Maguire for the period from June 27, 2003 to December 31, 2003, because of his substantial ownership in the Company which fully aligns Mr. Maguire’s interest with those of the Company’s stockholders. This approach, with respect to Mr. Maguire’s 2003 bonus, in no way limits the Compensation Committee’s discretion to award Mr. Maguire future annual bonuses depending on his performance and that of the Company. With respect to Mr. Gilchrist’s annual bonus, please see the earlier discussion under the heading “Annual Incentive Bonuses.” In addition to his annual bonus, on June 27, 2003 in connection with our IPO, Mr. Gilchrist was granted 460,526 shares of restricted stock at a purchase price equal to the par value per share. Mr. Gilchrist also received a full tax gross-up relating to the vesting of the first 131,579 shares of his restricted stock grant.

          Tax Deductibility Of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to any named executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. Our Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance. In the appropriate circumstances, however, the Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders.

COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Andrea L. Van de Kamp, Chair

Caroline S. McBride
Lawrence S. Kaplan

Performance Measurement Comparison*

          The following graph provides a comparison of cumulative total stockholder return for the period from June 25, 2003 (the date upon which our Common Stock began publicly trading) through December 31, 2003, among the Company, the Standard & Poor’s (“S&P”) 500 Index and the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) Equity REIT Total Return Index (the “Equity REIT Index”). The Equity REIT Index includes all tax-qualified equity REITs listed on the NYSE, the American Stock Exchange and the NASDAQ Stock Market. Equity REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, we will provide any stockholder with a list of the REITs included in the Equity REIT Index. The stock performance graph assumes an investment of $100.00 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Company, the Equity REIT Index and the S&P 500 Index were provided to us by NAREIT. The data shown is based on the closing share prices or index values, as applicable, at the end of the last day of each month shown (except for the initial date, June 25, 2003).

	June 25, 2003	Jun. 2003	Jul. 2003	Aug. 2003	Sep. 2003	Oct. 2003	Nov. 2003	Dec. 2003

Equity REIT Index	100.00	101.37	106.80	107.37	111.02	113.03	117.96	112.08
S&P 500 Index	100.00	99.56	101.32	103.29	102.20	107.98	108.93	114.64
Maguire Properties, Inc.	100.00	101.32	107.37	110.53	110.15	117.13	123.05	132.74

*	The material in this performance graph is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

AUDIT MATTERS

Audit Committee Report(±)

          The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee approves the selection of the Company’s independent auditors and reviews and discusses the audited financial statements included in Company’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting. The Audit Committee discussed with KPMG LLP, the Company’s independent auditors, the overall scope of their respective audits. The Audit Committee meets with KPMG LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with KPMG LLP their independence.

          Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 30, 2004.

          The Audit Committee is composed of Independent Directors under the current NYSE listing standards. Such directors also satisfy the independence requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i). The Board has approved a charter of the Audit Committee that is included in this Proxy Statement as Appendix I. The Audit Committee held three meetings during fiscal year 2003.

Pre-Approval Policy and Procedures

          Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures

(±)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Lawrence S. Kaplan, Chair

Caroline S. McBride
Walter L. Weisman

Independent Auditors

          The following summarizes the fees paid to KPMG LLP for the years ended December 31, 2003 and 2002:

	2003	2002

Audit Fees(1)	$3,355,000	$3,777,700
Audit-Related Fees(2)	350,500	322,600
Tax Fees(3)	–	–
All Other Fees	–	–

Total Fees	$3,705,500	$4,100,300

(1)	“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and December 31, 2002 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during 2003. “Audit Fees” also includes amounts billed for registration statements filed in 2002 and 2003 and related comfort letters and consents.

(2)	“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” described above, including audits of the Company’s unconsolidated and consolidated subsidiaries.

(3)	“Tax fees” were paid to Deloitte & Touche LLP, who are not our independent Auditors.

       From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent auditors, all audit services provided by KPMG LLP have been pre-approved by the Audit Committee, and no non-audit services have been performed by KPMG LLP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Additional Interests in Certain Properties by the Maguire Organization Prior to the Formation Transactions

          Through several transactions during the two years prior to our IPO and the consummation of various formation transactions that consolidated the ownership of a portfolio of properties and property interests, and a substantial majority of the real estate management, leasing and development business of Maguire Partners Development, Ltd., an entity that was controlled by Mr. Maguire, into the Operating Partnership and the Services Company and its subsidiaries (the “Formation Transactions”), the Maguire Organization (as defined below) and Mr. Maguire in his individual capacity acquired additional interests in five of the properties in our portfolio – Wells Fargo Tower, KPMG Tower, US Bank Tower, Gas Company Tower and 808 South Olive garage – and the Glendale Land Parcel. As used herein, the term “Maguire Organization” refers to Maguire Partners Development, Ltd. and more than 125 predecessor and related entities, all of which were predominately owned by, or otherwise affiliated with, Mr. Maguire, which did business as “Maguire Partners” prior to our IPO.

          Wells Fargo Tower. In February and April 2003, the Maguire Organization entered into a series of purchase and financing transactions relating to Wells Fargo Tower as a result of which, upon consummation of our IPO and the formation transactions we became the indirect fee simple owner of Wells Fargo Tower. In February 2003, Maguire Partners – Bunker Hill, Ltd., an entity that was majority owned and controlled by Mr. Maguire, purchased a 31% indirect equity interest in Wells Fargo Tower from MAC-WFT, Inc. and a 15% indirect equity interest in Wells Fargo Tower from Gibson, Dunn & Crutcher Revocable Retirement Trust with funds from a $64.3 million reverse purchase agreement with Greenwich Capital Financial Products, Inc. Under the terms of the reverse purchase agreement, Greenwich Capital Financial Products, Inc. then purchased a 58% indirect equity interest of Maguire Partners – Bunker Hill, Ltd. in Wells Fargo Tower, which included its 12% indirect equity interest in Wells Fargo Tower held prior to purchasing the additional 46% interests from MAC-WFT, Inc. and Gibson, Dunn & Crutcher Revocable Retirement Trust, and simultaneously granted to Maguire Partner – Bunker Hill, Ltd. the right to purchase this 58% indirect equity interest in Wells Fargo Tower for $64.3 million plus interest at a rate of LIBOR + 7.25% plus an exit fee of 1.5% or 2.5% under certain circumstances of the then outstanding principal balance under the reverse purchase agreement. This transaction was in substance a secured loan from Greenwich Capital Financial Products, Inc., with an interest rate of LIBOR + 7.25%, a 1.5%, or under certain circumstances 2.5%, exit fee, and a maturity date of December 31, 2003. We purchased these interests for $71.7 million, a price determined pursuant to the above formula with proceeds from our IPO and the Wells Fargo Tower refinancing. In addition, in April 2003, the Maguire Organization entered into a letter of intent to purchase the remaining 42% indirect equity interest in Wells Fargo Tower from a subsidiary of Wells Fargo Bank, N.A. for $79.0 million. This agreement was assigned to the Operating Partnership prior to the consummation of our IPO and we purchased these interests with proceeds from our IPO at the closing of the formation transactions.

          Glendale Land Parcel. On December 2, 2002, Maguire Partners – Glendale II, LLC, an entity that was owned and controlled by Mr. Maguire, exercised an option to reacquire an interest in a two-acre land parcel adjacent to Glendale Center for $3.0 million from BankAmerica Realty Services, Inc. This acquisition was financed with a $4.0 million business loan from Old West Annuity and Life Insurance Company which was repaid with proceeds from our IPO. As a result of the exercise of this option, the Maguire Organization, through Maguire Partners – Glendale II, LLC, acquired a 99-year leasehold interest in a parcel of land adjacent to Glendale Center.

          KPMG Tower. On September 17, 2002, Maguire Partners – WFC Holdings, LLC, an entity that was owned and controlled by Mr. Maguire, purchased the indirect equity interests previously held by a subsidiary of Wells Fargo Bank, N.A. and Carlyle Real Estate Partnership – XIV in KPMG Tower for $13.0 million and recapitalized the property entity. This acquisition and recapitalization was financed with funds from a $232.0 million mortgage (the remaining $30.0 million of a $37.0 million tranche of which was repaid in connection with our IPO) from Deutsche Bank AG Cayman Island Branch. As a result of this acquisition, the Maguire Organization, through its affiliate, Maguire Partners – 355 S. Grand, LLC, acquired fee simple ownership of KPMG Tower.

          US Bank Tower. In March 2002, Delacourt Properties, Inc.’s equity interest in US Bank Tower was acquired by Maguire Partners BGHS, LLC, an entity owned and controlled by Mr. Maguire, for $111.7 million and concurrently, RECP Library LLC made a $56.0 million preferred equity investment. This acquisition was financed with funds from a $59.6 million senior secured mezzanine loan and a $50.0 million junior secured mezzanine loan from Column Financial, Inc., and the preferred equity investment. A portion of the senior secured mezzanine loan and all of the junior secured mezzanine loan were subsequently sold to affiliates of Citigroup. Each of the US Bank Tower senior and junior secured mezzanine loans was fully repaid, and the preferred equity investment redeemed in connection with our IPO. US Bank Tower was also subject to approximately $190.4 million in mortgage indebtedness that was indirectly assumed by Bunker Hill Equity, LLC. This mortgage was defeased in connection with our IPO. In addition, in June 2002, Mr. Maguire purchased in a series of transactions additional indirect equity interests in US Bank Tower from five individuals for aggregate consideration of $136,568.

          Gas Company Tower/808 South Olive Garage. In December 2000, Maguire Thomas Partners – SCGC Holdings, Ltd., an entity that was controlled by, and majority-owned by, Mr. Maguire acquired from Dai-Ichi Life Property Holdings Inc. (“Dai-Ichi”) all of Dai-Ichi’s interest in each of Gas Company Tower and 808 South Olive garage. The acquisition was made in connection with a court-approved settlement of three inter-related bankruptcy cases that commenced on September 10, 1998 relating to Gas Company Tower. The reorganizations were precipitated by an impasse between Dai-ichi and the Maguire Organization property entities when Dai-ichi refused to consent to a refinancing of the existing project indebtedness. The Maguire Organization entities entered into settlement agreements with each of Dai-Ichi and the project lender. Under the Dai-ichi settlement, Maguire Thomas Partners – SCGC Holdings, Ltd. acquired Dai-Ichi’s interests in Gas Company Tower and 808 South Olive garage for approximately $92.9 million, plus the assumption of the project debt. All interest on the project loan was paid on a current basis during the bankruptcy proceedings and all principal on the project loan was fully repaid with the proceeds of a $285.0 million mortgage from Credit Suisse First Boston Mortgage Capital LLC, and two mezzanine loans aggregating $61.6 million from Credit Suisse First Boston Mortgage Capital LLC and German American Capital Corporation that were also used to finance the acquisition of Dai-ichi’s interests. These mortgage and mezzanine loans were fully repaid in connection with our IPO.

Distribution to Mr. Maguire Prior to the Formation Transactions

          Prior to the contribution of the property entity that owns Wells Fargo Tower to the Operating Partnership, such entity distributed $64.4 million of proceeds from the property refinancing to Mr. Maguire. Mr. Maguire used these proceeds to repay $49.4 million of indebtedness on an Excluded Property, that was collateralized by certain of our other properties, and $15.0 million to fund reserves related to other indebtedness on such Excluded Property.

Formation Transactions

          Messrs. Maguire and Gilchrist, who are directors and officers of the Company, and related entities are parties to contribution agreements with the Operating Partnership pursuant to which they contributed their direct or indirect interests in the property entities and other specified assets and liabilities to the Operating Partnership in exchange for 10,231,603 Units. The number of Units given in exchange for these interests, assets and liabilities was determined in consultation with the underwriters for our IPO. Among the factors that were considered were our record of operations, our management, our estimated net income, our estimated funds from operations, our estimated cash available for distribution, our anticipated dividend yield, our growth prospects, the current market valuations, financial performance and dividend yields of publicly traded companies considered by us and the underwriters to be comparable to us and the state of the commercial real estate industry and the economy as a whole.

          Among the interests that Mr. Maguire contributed to the Operating Partnership in the formation transactions pursuant to his contribution agreement were rights and obligations arising under a series of option agreements with seven individuals that were entered into between August and October 2002. Under these option agreements, Mr. Maguire acquired the rights to purchase indirect minority interests in each of the properties in our portfolio, as well as indirect interests in Solana, an Excluded Property, for an aggregate purchase price of approximately $6.9 million in cash. Subsequent to the execution of these agreements, however, as described below, Solana became an Excluded Property. Therefore, in order to obtain these seven individuals’ interests in the properties in our portfolio, but not their interests in Solana, the Operating Partnership paid the full purchase price under the option agreements of $6.9 million, but acquired ownership only of the interests that relate to the properties in our portfolio. Mr. Maguire acquired the interests in Solana that we did not.

Description of Contribution Agreements, Tax Indemnity and Debt Guarantees

          In connection with our IPO, interests in certain property entities were contributed to us (through the Operating Partnership) pursuant to contribution agreements with the individuals or entities that previously held those interests. The contributors transferred their interests in the property entities to the Operating Partnership (or another of our subsidiaries) for Units. We assumed or succeeded to all of the contributors’ rights, obligations and responsibilities with respect to the properties and the property entities contributed.

          In April 2003, all of the then-current independent directors resolved to exclude the Solana property, a 1.4 million square foot office, hotel and retail property located in Dallas, Texas, from the formation transactions. The primary reason for their decision was a desire to narrow our focus to the ownership and operation of Southern California properties. In addition, another factor considered by the Board was that the Solana property could become unstabilized, and the then-current conditions of the Dallas submarket in which Solana is located made it uncertain that the property would be released in the near term. Therefore, the Board exercised our contractual rights under the contribution agreements not to accept the contribution of interests in the property entities that own Solana. Further, the Board acknowledged that our option to acquire certain parcels of land associated with the Solana property terminated pursuant to its terms.

          Under their respective contribution agreements, Mr. Maguire and related entities directly and/or indirectly received 10,226,340 Units, including 28,947 Units beneficially owned through Master Investments, LLC, and Mr. Gilchrist, through Master Investments, LLC, received 5,263 Units. Two other officers and/or employees received an aggregate of 473,684 Units under contribution agreements. Mr. Maguire’s or related entities’ cost net of distributions for these contributed interests was approximately $37 million, resulting in an unrealized gain to them of approximately $155 million.

          The contribution agreements generally contain representations by the contributors only with respect to the ownership of their interests and certain other limited matters. Mr. Maguire and entities controlled by him, however, have made representations and warranties to the Operating Partnership with respect to the condition and operations of the properties and interests contributed to us and certain other matters. Mr. Maguire and such entities have agreed to indemnify the Operating Partnership for breach of such representations and warranties until June 27, 2004, subject to certain thresholds and up to a maximum of $20 million. Mr. Maguire and entities controlled by him have pledged 1,052,632 Units to the Operating Partnership in order to secure their indemnity obligation, and such Units are the sole recourse of the Operating Partnership in the case of a breach of representation or warranty or other claim for indemnification.

          Under the contribution agreements of Mr. Maguire and related entities, Master Investments, LLC and the contribution agreements of others, we have agreed that in the event the Operating Partnership directly or indirectly, sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in Gas Company Tower, US Bank Tower and KPMG Tower until June 27, 2012 (or up to June 27, 2015 if Mr. Maguire and related entities continue to own 50% or more of the Units received by them in the formation transactions and pursuant to the option agreements related to certain properties that we have an option to purchase (the “Option Properties”)) and Plaza Las Fuentes and Wells Fargo Tower until June 27, 2010 (or up to June 27, 2013 if Mr. Maguire and related entities continue to own 50% or more of the Units received by them in the formation transactions and pursuant to the option agreements related to Option Properties), then the Operating Partnership will indemnify each contributor for all direct and indirect adverse tax consequences. The calculation of damages will not be based on the time value of money or the time remaining within the restriction period. These tax indemnities do not apply to the disposition of a restricted property if:

•	such disposition qualifies as a like-kind exchange under Section 1031 of the Code or an involuntary conversion under Section 1033 of the Code, or other transaction, in each case that does not result in the recognition of taxable income or gain to the contributor; provided, that:

•	in the event of a disposition of a restricted property under Section 1031 or 1033 of the Code, or pursuant to another tax deferred transaction, any property or property interest acquired in exchange shall be subject to the same restrictions as the property or interests disposed;

•	if a restricted property is transferred to another entity in a transaction in which gain or loss is not recognized, the interest of the Operating Partnership in such entity shall thereafter be considered a restricted property, and if the acquiring entity’s disposition of such restricted property would cause the contributor to recognize gain or loss, the transferred restricted property shall still be considered a restricted property; and

•	in the event of a merger or consolidation involving the Operating Partnership and an entity that qualifies for taxation as a “partnership” for federal income tax purposes, the successor partnership shall have agreed in writing for the benefit of the contributor that the sales restrictions shall continue to apply with respect to each restricted property; or

•	with respect to the contributor, the adjusted taxable basis of the applicable restricted property has increased in the hands of the Operating Partnership to fair market value as a result of a taxable disposition of Units or otherwise such that a taxable disposition of such restricted property by the Operating Partnership would not result in the allocation of taxable gain to the contributor pursuant to Section 704(c) of the Code.

          Under Mr. Maguire’s and related entities’ contribution agreements, we agreed to use commercially reasonable efforts to make $443.8 million of indebtedness available for guarantee by Mr. Maguire and entities related to him until June 27, 2012 (or up to June 27, 2015 if Mr. Maguire and related entities continue to own 50% or more of the Units received by them in the formation transactions and pursuant to the option agreements related to Option Properties). Under the contribution agreement of Master Investments, LLC, we agreed to use commercially reasonable efforts to make available for guarantee by such entity $65.0 million of indebtedness on the same basis as Mr. Maguire. We also have agreed to make an additional $83.0 million in indebtedness available for guarantee by a third party on the same basis as Mr. Maguire. Among other things, these guarantees of debt allow the respective party to defer the recognition of gain in connection with the formation transactions.

          In addition, the contribution agreements contain a release by us of certain senior officers and directors who are party to contribution agreements (including Mr. Maguire and Mr. Gilchrist) with respect to all claims, liabilities, damages and obligations related to their ownership of the property entities and/or their employment with the Maguire Organization which existed at the closing of the formation transactions, other than breaches by them or entities related to them, as applicable, of the employment agreements, non-competition agreements and contribution agreements entered into by them and these entities in connection with the formation transactions.

Partnership Agreement

          Concurrently with the completion of our IPO, we entered into the partnership agreement with the various limited partners of the Operating Partnership. Messrs. Maguire and Gilchrist, who are directors and executive officers of the Company, or entities related to them, are limited partners of the Operating Partnership.

          Pursuant to the partnership agreement, persons holding Units as a result of the formation transactions, including Mr. Maguire, will have rights beginning August 27, 2004, to cause the Operating Partnership to redeem each of their Units for cash equal to the then-current market value of one share of Common Stock, or, at our election, to exchange their Units for shares of our Common Stock on a one-for-one basis.

Registration Rights

          As limited partners of the Operating Partnership, Messrs. Maguire and Gilchrist, and entities related to them, will receive registration rights to cause us, beginning August 27, 2004, to register shares of our Common Stock acquired by them in connection with their exercise of redemption/exchange rights under the partnership agreement.

Employment Agreements

          We have entered into employment agreements with our executive officers as described in “Executive Compensation – Employment Agreements.” We have also granted options for an aggregate of 30,000 shares of our Common Stock to our outside directors under our Amended and Restated 2003 Incentive Award Plan with an exercise price per share equal to $19.00 and that will vest in three equal installments commencing on June 27, 2004. In addition, in connection with the consummation of our IPO, we paid accrued pre-IPO compensation bonuses to Messrs. Lucas, Morales and Lammas equal to $400,000, $386,502 and $200,000, respectively, in satisfaction of employment agreement obligations we assumed from the Maguire Organization.

Option Agreements

          We have entered into the following option agreements with entities controlled by Mr. Maguire granting the Operating Partnership the right to acquire each of the following three Option Properties or interests therein.

1733 Ocean Avenue

          Under our option to acquire 1733 Ocean Avenue, we may acquire from Maguire Partners – 1733 Ocean, LLC, an entity affiliated with Mr. Maguire, its rights in the property, including the leasehold interest, the right of first refusal and the right of first negotiation, at any time prior to June 27, 2008 for Units with a value equal to the lower of fair market value and Mr. Maguire’s and related entities’ cost related to the acquisition, financing, leasing, entitlement, operation, maintenance and development of the property plus an 8% per annum return on their net equity investment in the property. The option price is payable in Units and through assumption of indebtedness. We have a right of first refusal during the longer of the option term and the term of Mr. Maguire’s non-competition agreement with respect to any proposed sale of 1733 Ocean Avenue at the lower of the price set forth above and any proposed offer price to a third party. Our option expires on June 27, 2008, or earlier if we do not exercise our right of first refusal and the property is transferred to a third party.

Western Asset Plaza

          Under our option to acquire Western Asset Plaza under an agreement with Maguire Partners – 385 Colorado, LLC, an entity affiliated with Mr. Maguire, we may acquire the property at any time prior to December 11, 2008 for Units with a value equal to Mr. Maguire’s and related entities’ costs related to the acquisition, financing, leasing, entitlement, operation, maintenance and development of the property plus an 8% per annum return on their net equity investment in the property. The option price is payable in Units and through assumption of indebtedness. We have a right of first refusal during the longer of the option term and the term of Mr. Maguire’s non-competition agreement with respect to any proposed sale of Western Asset Plaza at the lower of the price set forth above and any proposed offer price to a third party. Our option expires five years from completion of development or, earlier, if we do not exercise our right of first refusal and the property is transferred to a third party.

Playa Vista – Water’s Edge

          Under our option to acquire the 12.5% interest in entity that owns the Water’s Edge development currently held by Maguire Partners – PV Investor Partnership, L.P., an entity controlled by Mr. Maguire, we may acquire that interest at any time prior to June 27, 2008 for Units with a value equal to the investment of Mr. Maguire and related entities in such 12.5% interest, plus an 8% per annum return on their net equity investment in such interest. The option price is payable in Units and through assumption of indebtedness. We have a right of first refusal during the longer of the option term and Mr. Maguire’s non-competition agreement with respect to the proposed sale of this 12.5% interest at the lower of the price set forth above and any proposed offer price to a third party. Our option expires on June 27, 2008, or earlier if we do not exercise our right of first refusal and the interests are transferred to a third party.

Right of First Offer

          We have a right of first offer relating to Solana, a 1.4 million square foot office, hotel and retail property in the Dallas/Ft. Worth, Texas area and the 322-acre Solana land parcel, each of which is controlled by Mr. Maguire. Pursuant to this right, we may make the first offer to purchase these properties if these entities decide to sell them or, alternatively, match the terms of an unsolicited third party offer. If we make an offer that is rejected or elect not to match the unsolicited offer, these entities can sell the property or properties on which we made an offer, but only to a third party within 120 days, on terms that are as good or better to the selling entity than the terms of our offer. Any purchase by us of these properties is required to be paid by us with Units, with each unit valued at the then-fair market value of a share of our Common Stock, or, if we and the applicable property owner(s) agree(s), in cash.

Management, Leasing, Development and Services Agreements

          Through the Operating Partnership and Services Company, we have entered into management and/or leasing agreements with the entities that own each of the Option Properties, the entity that owns the excluded Solana property, a 1.4 million square foot office, hotel and retail property in the Dallas/Ft. Worth, Texas area, and the entity that owns a 322-acre land parcel adjoining Solana. Mr. Maguire directly or indirectly owns a controlling or material interest in each of these entities. Under the terms of the management agreements, we, the Operating Partnership or the Services Company provide property management, operating, maintenance, repair and/or leasing services to each of these properties in return for management fees, leasing commissions and reimbursements of actual direct costs and expenses incurred by us or the Services Company, as applicable.

          Under the management agreements with the entities that own the Option Properties and the entity that owns the Solana land, the management fees paid to us vary depending on whether or not the property has stabilized. Prior to stabilization, our management fee is the greater of our overhead costs and 3% of our reimbursable out-of-pocket expenses, provided that, on an annualized basis, our management fee must be at least $0.40 per net rentable square foot per year. After stabilization, our management fee is 3% of rents and other income generated by the project. Under the option agreement with the entity that owns all of Solana except the land, our management fee is 3% of rents and other income generated by the project, except for income generated by the hotel, restaurant and health club at Solana, each of which is managed by others. Under the management agreement between the Services Company and the entities that own Solana and the Solana land, we are additionally entitled to receive a cash incentive fee equal to 5% of the property’s net cash flow and an additional incentive fee equal to 5% of the proceeds realized from net capital proceeds from a sale or refinancing of the property. Leasing commissions are the same under all of the management agreements and, with exceptions as noted below, are generally equal to 4% of base rent during the first five years of a lease, 2% of base rent during the second five years, 1% during the third five years and nothing thereafter. If the lease is pursuant to a renewal option or involves an existing tenant leasing new space in the same property, leasing commissions are equal to 4% of base rent during the first five years of a lease, 2% of base rent during the second five years and nothing thereafter. Finally, if the lease is by an existing tenant pursuant to a previously negotiated option to lease additional space in the same property, our leasing commission with respect to that new space will be equal to the incremental additional commission to which we would then be entitled if the tenant had been obligated to lease such additional space under its original lease. Under each of the management agreements, we are also entitled to tenant and capital improvement fees if we supervise or administer tenant or capital improvements at the properties. The capital improvement fees are equal to 3% of the total cost of the work, but are payable only if the work is not performed by one of our affiliates pursuant to a separate development agreement. The tenant improvement fees are equal to at least 3% of the cost of the work, or a higher fee if a higher fee is stipulated in the lease or other agreement pursuant to which the improvements are being undertaken. The Services Company hires employees to perform certain of these services and receives certain administrative services from the Operating Partnership pursuant to a separate agreement. The management agreements between us and the entities that own the Option Properties are coterminous with our options to purchase these properties. The management agreement between us and the entities that own Solana and the Solana land will terminate if and when Mr. Maguire no longer owns an interest in that property or is no longer bound by his non-competition agreement with us.

          In connection with the formation transactions, the Services Company has assumed the rights and obligations of development manager under a development agreement between Maguire Partners Development, Ltd. and the entity that owns Western Asset Plaza, which is controlled by Mr. Maguire, under what we believe are fair market terms and conditions for development services. Under this development agreement, the Services Company serves as an independent contractor to arrange, supervise, coordinate and carry out all services necessary for development work at Western Asset Plaza in accordance with its existing plans and budget. The Services Company is entitled to a development fee of 3% of the cost of the development, plus reimbursement of actual direct costs and expenses incurred. Pursuant to the development agreement, development fees, costs and expenses are not payable until the property is stabilized and certain leasing and financial performance benchmarks have been attained or, at the latest, May 31, 2005. Development work at Western Asset Plaza is ongoing and we anticipate earning additional development fees, subject to these payment provisions, in the near term.

          We have also entered into a services agreement with each of the entities that own three Excluded Properties, the senior housing project located at 740 South Olive Street, the 17th & Grand garage and Solana (except for the land), pursuant to which we or the Services Company will provide certain administrative and operations services to these entities in exchange for payments equal to the fair market value of such services, as agreed to by the parties to such agreements. The fees paid by each of these entities to us under each of these agreements did not exceed $60,000 in 2003 and is not expected to exceed $60,000 in 2004.

Property and Liability Insurance

          The properties in our existing portfolio and the Option and Excluded Properties (other than Playa Vista – Water’s Edge) which are owned or controlled by Mr. Maguire are collectively insured under a blanket property, liability, fire, extended coverage, earthquake, terrorism and rental loss insurance policy that expires on June 30, 2004 for liability and March 31, 2005 for property, fire, earthquake, terrorism and rental loss.

          Mr. Maguire will receive the benefit of the inclusion of the Option and Excluded Properties under this blanket insurance policy in exchange for prenegotiated premium payments by the entities that own these Option and Excluded Properties. Of the total anticipated annual premium of $11,696,897 under the blanket insurance policy, the property entities that own the Option and Excluded Properties – Solana, Western Asset Plaza, 740 South Olive, 1733 Ocean Avenue and 17th & Grand – will pay allocated portions of this premium for March 2004 through March 2005 equal to $617,781, $187,716, $152,966, $116,639 and $106,539, respectively.

          We believe that the allocated premiums paid by these entities are comparable to or greater than the premiums these entities would pay for comparable insurance if they were to insure their respective properties on a stand-alone basis.

Other Benefits to Related Parties and Related Party Transactions

          In connection with the formation transactions or in connection with our IPO, Mr. Maguire received material benefits, including the release of guarantees to repay, personally and on behalf of various Maguire Organization entities, approximately $715.1 million of indebtedness repaid in connection with our IPO and $232.0 million of other outstanding indebtedness.

          In connection with our IPO, Mr. Maguire also received the benefit of an agreement by Wells Fargo Bank, N.A. to lease space at Solana in exchange for an additional $3.0 million in acquisition costs paid by us to an affiliate of Wells Fargo Bank, N.A. to acquire an additional 42% interest in Wells Fargo Tower.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 2003, the Reporting Persons met all applicable Section 16(a) filing requirements, except that John A. Morales, Senior Vice President, Leasing of the Company, was deemed not to have timely filed a Form 4 due on or before July 1, 2003. Although Mr. Morales filed this Form 4 with the SEC on June 27, 2003, the filing was rejected by the SEC as illegible. Mr. Morales subsequently re-filed a legible copy of his Form 4 that was accepted by the SEC on July 11, 2003.

Stockholder Proposals and Nominations

          Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the Company’s next Annual Meeting. To be eligible for inclusion in the Company’s 2005 Proxy Statement, your proposal must be received by the Company no later than December 29, 2004, and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s Proxy Statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

          In addition, our Bylaws contain an advance notice provision with respect to matters to be brought at an Annual Meeting, including nominations, and not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2005 Annual Meeting, you must comply with the procedures contained in our Bylaws, you must notify the Company in writing in a timely manner and such business must otherwise be a proper matter for action by our stockholders. To be timely under our current Bylaws, the notice must be delivered to our Secretary at our principal executive office at 333 South Grand Avenue, Suite 400, Los Angeles, California 90071 not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the Notice of Annual Meeting for the 2004 Annual Meeting.

          Our Bylaws provide that nominations of persons for election to the Board and the proposal of business to be considered by our stockholders may be made at an Annual Meeting pursuant to the Company’s Notice of Annual Meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the Annual Meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our Bylaws. A stockholder’s notice regarding a director nomination shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such person, (b) the class and number of shares of stock of the Company that are beneficially owned by such person and (c) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such beneficial owner, and (b) the class and number of shares of each class of stock of the

Company which are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

          Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

          You may write to the Secretary of the Company at our principal executive office, 333 South Grand Avenue, Suite 400, Los Angeles, California 90071, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

          The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

          This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, direct your written request to Investor Relations, Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071, or contact Investor Relations by telephone at (213) 626-3300. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

By Order of Our Board of Directors

MARK T. LAMMAS
Secretary

April 28, 2004

Appendix I

AUDIT COMMITTEE CHARTER

of the Audit Committee
of Maguire Properties, Inc.

          This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Maguire Properties, Inc. (the “Company”) on May 21, 2003.

I.	Purpose

          The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

          In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

          Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

          Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

          The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

          Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

          The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating/ Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

          The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

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          The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

          All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

          The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

          The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

         Interaction with the Independent Auditor

          1.  Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

          2.  Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures

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do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

          3.            Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

                   (i)      The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

                   (ii)     The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

                   (iii)    The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

                   (iv)    The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

                   (v)     The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

                  Annual Financial Statements and Annual Audit

          4.            Meetings with Management, the Independent Auditor and the Internal Auditor.

                   (i)         The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

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                   (ii)     The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

                   (iii)    The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

          5.      Separate Meetings with the Independent Auditor.

                   (i)      The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

                   (ii)     The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

                   (iii)    The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

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          6.  Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

                  Quarterly Financial Statements

          7.  Meetings with Management, the Independent Auditor and the Internal Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

                  Internal Audit

          8.  Appointment. The Committee shall review the appointment and replacement of the internal auditor.

          9.  Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

                  Other Powers and Responsibilities

          10.  The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

          11.  The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

          12.  The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

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          13.  The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

          14.  The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

          15.  The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

          16.  The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

          17.  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

          18.  The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

          19.  The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

          20.  The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

          21.  The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

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▼FOLD AND DETACH HERE AND
    READ THE REVERSE SIDE▼

PROXY

MAGUIRE PROPERTIES, INC. PROXY
2004 ANNUAL MEETING OF STOCKHOLDERS
JUNE 3, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, as record owner of the shares of Maguire Properties, Inc. (the “Company”) described below, hereby appoints Robert F. Maguire III, Richard I. Gilchrist and Mark T. Lammas, and each of them, as Proxies of the undersigned with the full power of substitution, to represent and to attend the 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) to be held on Thursday, June 3, 2004 at 8:00 A.M., local time, at the Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

     THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE OTHER PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed and dated on the reverse side)

▼FOLD AND DETACH HERE AND
    READ THE REVERSE SIDE▼

     Each proposal below has been proposed by the Company. The Board of Directors recommends a vote “FOR” each proposal listed below.

     Please mark your votes like this ☒

1.	ELECTION OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS.

The following are the Company’s nominees for election as directors of the Company:

Robert F. Maguire III Richard I. Gilchrist Lawrence S. Kaplan Caroline S. McBride Andrea L. Van de Kamp Walter L. Weisman

INSTRUCTIONS: Mark the applicable box. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

FOR all nominees listed	FOR ALL EXCEPT as marked to the contrary	WITHHOLD AUTHORITY to vote for all nominees listed
☐	☐	☐

2.	RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2004.

INSTRUCTIONS: Mark the applicable box.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

☐ CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

IMPORTANT: Please DATE and SIGN this proxy where indicated below. Please sign exactly as name appears on the records of the Company. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Number of Shares of the Company’s Common Stock Owned:

Name(s) of Stockholder(s) of Record:

Signature:                                       Dated:                    Signature (if jointly held):                                       Dated:

Name:                                                                                         Address:

Name (if jointly held):                                                              Address: